UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 29, 2009 (September 28, 2009)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Effective as of September 28, 2009, Comstock Homebuilding Companies, Inc. (the “Company” or “Guarantor”) and Comstock Belmont Bay 89, L.C. (“Belmont” together with the “Guarantor”, the “Obligors”) entered into a Forbearance and Conditional Release Agreement (the “Belmont Agreement”), with Manufacturers Traders and Trust Company, a New York banking corporation (“M&T” or “Lender”) relating to a Loan originated on October 12, 2006 in the original principal amount of $17,300,000 and a current outstanding indebtedness of $7,034,545 (the “Belmont Debt”). The Belmont Debt, secured by 19 partially completed condominium units and 84 condo building lots (“Belmont Collateral”) at Belmont’s project located in the Belmont Bay community in Prince William County, Virginia. All of Obligor’s liabilities related to the Belmont Debt will be released pursuant to the terms of the Belmont Agreement in exchange for their cooperation with Lender’s foreclosure upon the Belmont Collateral and certain other customary representations made by the Obligors. In connection with the Belmont Agreement and the Cascades Agreement (hereafter defined), Guarantor entered into a non-interest bearing subordinated promissory note in the amount of $496,000 (the “Promissory Note”) for the benefit of Lender secured by the Cascades Project. The Promissory Note has a three year maturity.

Effective as of September 28, 2009, the Company and Comstock Cascades, L.C. (“Cascades”) entered into a loan modification and Forbearance Agreement (the “Cascades Agreement”), with Lender relating to a Loan originated on July 14, 2004 in the original principal amount of $9,200,000 and with a current outstanding indebtedness of $1,100,436 (the “Cascades Debt”). The Cascades Debt is secured by land approved for construction of 103 condominium units at the Borrower’s Commons at Potomac Square project in Sterling, Virginia (the “Cascades Project”). Under the terms of the Cascades Agreement, Lender has agreed to modify the terms of the loan and forbear on enforcing its rights with respect to collection of the Cascades Debt until January 31, 2011 in exchange for the current payment of monthly interest payments at LIBOR Rate plus 3%. All previously unpaid interest, fees and legal costs associated with the Cascades Debt incurred prior to the effective date as well as a non-refundable fifty thousand dollar ($50,000) forbearance fee shall be accrued and repaid at the new maturity date at the expiration of the forbearance period.

The Belmont Agreement and the Cascades Agreement, together resolve outstanding defaults previously issued by Lender to the Company, Cascades and Belmont relating to the debts, the details of which were reported by the Company in a Form 8-K filing dated August 26, 2008.

On September 29, 2009, the Company issued a press release announcing the Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release by Comstock Homebuilding Companies, Inc. dated September 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2009

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer